CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Institutional Adjustable Rate Fund

          We consent to the use of our report dated November 1, 1996 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.


                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP




Boston, Massachusetts
December  6, 1996